Exhibit 99.1
SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter and First Half of Fiscal 2026 Financial Results
Cleveland — SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter and first half of fiscal 2026, which ended March 31, 2026.
Second Quarter Results
•Net sales in the second quarter of fiscal 2026 increased 39.0% to $26.4 million, compared with $19.0 million for the same period in fiscal 2025.
•Net income from continuing operations for the second quarter of fiscal 2026 was $2.7 million, or $0.43 per diluted share, compared with net loss of $1.3 million, or $(0.22) per diluted share, in the second quarter of fiscal 2025. Results from discontinued operations for the second quarter of fiscal 2026 was $0.0 million, or $0.00 per diluted share, compared with net loss from discontinued operations of $0.1 million, or $(0.01) per diluted share, in the second quarter of fiscal 2025.
•EBITDA was $3.7 million in the second quarter of fiscal 2026, compared with $0.4 million in the second quarter of fiscal 2025.
•Adjusted EBITDA in the second quarter of fiscal 2026 was $4.8 million, compared with Adjusted EBITDA of $(0.2) million in the second quarter of fiscal 2025.
First half Results
•Net sales in the first six months of fiscal 2026 increased 26.3% to $50.4 million, compared with $39.9 million for the same period in fiscal 2025.
•Net income from continuing operations for the first six months of fiscal 2026 was $4.4 million, or $0.72 per diluted share, compared with net loss of $3.7 million, or $(0.62) per diluted share, in the first six months of fiscal 2025. There was no results from discontinued operations for the first six months of fiscal 2026, compared with nominal net income from discontinued operations, or $0.01 per diluted share, in the first six months of fiscal 2025.
•EBITDA was $7.3 million in the first six months of fiscal 2026, compared with $(0.4) million in the first six months of fiscal 2025.
•Adjusted EBITDA in the first six months of fiscal 2026 was $8.7 million, compared with Adjusted EBITDA of $(0.4) million in the first six months of fiscal 2025.

Other Highlights
“Management's continued focus on engineering, quality, and continuous improvement is driving meaningful gains in efficiency, cost control, and throughput. While labor availability for skilled roles remains a constraint, recent hiring, training, and retention initiatives are improving workforce stability and supporting operational progress. Despite ongoing global uncertainty, demand for our products remains strong, driving growth in SIFCO's backlog.”
Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Forward-Looking Language
Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 and other reports filed by the Company with the Securities & Exchange Commission.
The Company’s Form 10-K for the year ended September 30, 2025 and other reports filed with the Securities & Exchange Commission can be accessed through the Company’s website: www.sifco.com, or on the Securities and Exchange Commission’s website: www.sec.gov.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net sales	$26,444	$19,027	$50,417	$39,910
Cost of goods sold	20,783	17,457	39,567	37,412
Gross profit	5,661	1,570	10,850	2,498
Selling, general and administrative expenses	2,985	2,351	5,631	5,191
Loss (gain) on disposal of operating assets	15	—	(5)	—
Operating profit (loss)	2,661	(781)	5,224	(2,693)
Interest expense, net	304	428	656	897
Foreign currency exchange (gain) loss, net	(1)	1	(1)	(1)
Other expense, net	13	37	29	75
Income (loss) from continuing operations before income tax expense	2,345	(1,247)	4,540	(3,664)
Income tax (benefit) expense	(306)	75	99	80
Income (loss) from continuing operations	2,651	(1,322)	4,441	(3,744)
(Loss) income from discontinued operations, net of tax	—	(70)	—	36
Net income (loss)	$2,651	$(1,392)	$4,441	$(3,708)

Basic earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.44	$(0.22)	$0.73	$(0.62)
Basic earnings (loss) per share from discontinued operations	—	(0.01)	—	0.01
Basic earnings (loss) per share	$0.44	$(0.23)	$0.73	$(0.61)
Diluted earnings (loss) per share:
Diluted earnings (loss) per share from continuing operations	$0.43	$(0.22)	$0.72	$(0.62)
Diluted earnings (loss) per share from discontinued operations	—	(0.01)	—	0.01
Diluted earnings (loss) per share	$0.43	$(0.23)	$0.72	$(0.61)

Weighted-average number of common shares (basic)	6,130	6,068	6,105	6,042
Weighted-average number of common shares (diluted)	6,186	6,068	6,173	6,042

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$304	$491
Restricted cash	1,081	1,553
Receivables, net of allowance for credit losses of $235 and $151, respectively	19,159	16,103
Contract assets	12,216	10,560
Inventories, net	6,929	4,192
Prepaid expenses and other current assets	2,529	2,192
Total current assets	42,218	35,091
Property, plant and equipment, net	19,951	21,794
Operating lease right-of-use assets, net	12,052	12,543
Goodwill	3,493	3,493
Other assets	481	473
Total assets	$78,195	$73,394
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized debt issuance costs	$2,322	$2,592
Revolver	2,764	7,969
Short-term operating lease liabilities	998	959
Accounts payable	7,466	5,796
Contract liabilities	6,229	1,784
Accrued liabilities	3,479	3,140
Total current liabilities	23,258	22,240
Long-term finance lease, net of short-term	27	51
Long-term operating lease liabilities, net of short-term	11,720	12,230
Deferred income taxes, net	175	163
Pension liability	970	1,206
Other long-term liabilities	603	619
Commitments and Contingencies
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares; zero shares issued and outstanding at March 31, 2026 and September 30, 2025	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,254 at March 31, 2026 and 6,180 at September 30, 2025	6,254	6,180
Additional paid-in capital	11,901	11,892
Retained earnings	21,593	17,152
Accumulated other comprehensive income	1,694	1,661
Total shareholders’ equity	41,442	36,885
Total liabilities and shareholders’ equity	$78,195	$73,394
Non-GAAP Financial Measures
Presented below is certain financial information based on the Company’s EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company’s results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income (loss) or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,		Six Months Ended March 31,
Dollars in thousands	2026	2025	2026	2025
Net income (loss)	$2,651	$(1,392)	$4,441	$(3,708)
Less: (Loss) income from discontinued operations, net of tax	—	(70)	—	36
Income (loss) from continuing operations	2,651	(1,322)	4,441	(3,744)
Adjustments:
Depreciation and amortization expense	1,041	1,189	2,126	2,370
Interest expense, net	304	428	656	897
Income tax (benefit) expense	(306)	75	99	80
EBITDA	3,690	370	7,322	(397)
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(1)	1	(1)	(1)
Other expense, net (2)	13	37	29	75
Loss (gain) on disposal of assets (3)	15	—	(5)	—
Non-recurring severance expense adjustments (4)	—	3	—	(19)
Equity compensation (4)	77	67	143	88
Transaction-related expense adjustments (5)	—	1	—	(16)
LIFO impact (6)	970	(637)	1,182	(136)
Adjusted EBITDA	$4,764	$(158)	$8,670	$(406)
(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs, transaction related expense adjustments, and severance.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures and executive severance.
(5)Represents credits related to transaction-related legal fees incurred primarily in connection with the unsuccessful attempt in which the Company was the acquisition target.
(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Eric B. Shultz, 216-881-8600
www.sifco.com